UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – March 28, 2008

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On February 28, 2008, MTM Technologies, Inc. (the “Company”) issued and sold to (1) Pequot Private Equity Fund III, L.P (“PPEF”) a promissory note in the principal amount of $2,191,123 (the “PPEF Note”), and (2) Pequot Offshore Private Equity Partners III, L.P (“POPEP” and collectively with PPEF, “Pequot”) a promissory note in the principal amount of $308,877 (the “POPEP Note” and collectively with the PPEF Note, the “Pequot Notes”). The Pequot Notes were due and payable in full on the later of (a) March 29, 2008, or (b) the date that the Company has obtained all necessary consents from its lenders.

On March 28, 2008 the Company and Pequot amended the Pequot Notes (the “Amended Pequot Notes”) to change the Maturity Date as follows: thirty percent (30%) of the principal amount of the Amended Pequot Notes ($750,000) is due and payable on December 28, 2008, and the remaining principal balance and all interest accrued from February 28, 2008 to the date of payment of the principal amount is due on March 28, 2009.

The Amended Pequot Notes are filed herewith as Exhibits 10.1 and 10.2. The foregoing description of the Amended Pequot Notes does not purport to be complete, and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

The description of the Pequot Notes is qualified in its entirety by reference to the Pequot Notes previously filed as Exhibits 10.1 and 10.2 to the Company’s disclosure on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2008.

ITEM 2.03  Creation of a Direct Financial Obligation

Reference is made to the description of the Amended Pequot Notes in Item 1.01 hereof which is incorporated by reference herein.

ITEM 9    Financial Statements and Exhibits

9.01         Financial Statements and Exhibits

(c)           Exhibits

Exhibit 10.1	Pequot Private Equity Fund III, L.P. Amended Subordinated Promissory Note dated March 28, 2008.

Exhibit 10.2	Pequot Offshore Private Equity Partners III, L.P. Amended Subordinated Promissory Note dated March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ Steve Stringer
Steve Stringer President and Chief Operating Officer

March 28, 2008

EXHIBIT INDEX

Exhibit

Exhibit 10.1	Pequot Private Equity Fund III, L.P. Amended Subordinated Promissory Note dated March 28, 2008.

Exhibit 10.2	Pequot Offshore Private Equity Partners III, L.P. Amended Subordinated Promissory Note dated March 28, 2008.